UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 20, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

6.750% Senior Notes due 2025

On December 20, 2017, Mattel, Inc. (the “Company” or the “Issuer”) issued $1,000,000,000 aggregate principal amount of 6.750% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture, dated December 20, 2017, among the Issuer, the guarantors named therein and MUFG Union Bank, N.A., as Trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event

At any time prior to December 31, 2020, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning December 31, 2020, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 0% to 5.063%) depending on the year of redemption.

In addition, at any time prior to December 31, 2020, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer.

The holders of the Notes have the right to require the Issuer to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture). If at any time holders of not less than 90% of the principal amount of the outstanding Notes accept a change of control offer, the Issuer or a third party will have the right to redeem all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase.

Ranking

The Notes are the Issuer’s and the guarantors’ senior unsecured obligations. The Notes are guaranteed by the Issuer’s existing and, subject to certain exceptions, future wholly owned domestic restricted subsidiaries that guarantee the Issuer’s new senior secured revolving credit facilities (as defined below) or certain other indebtedness. Under the terms of the Indenture, the Notes rank equally in right of payment with all of the Issuer’s existing and future senior debt, including the Issuer’s Existing Notes (as defined in the Indenture) and borrowings under the new senior secured revolving credit facilities, and rank senior in right of payment to the Issuer’s existing and future debt and other obligations that expressly provide for their subordination to the Notes. The Notes are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Issuer’s subsidiaries that do not guarantee the Notes (including the Canadian Subfacility, the French Subfacility, the Spanish Subfacility, the European (GNU) Subfacility and the Australian Subfacility (each as defined below) of the new senior secured revolving credit facilities (as defined below)) and are effectively subordinated to the Issuer’s and the guarantors’ existing and future senior secured debt to the extent of the value of the collateral securing such debt (including borrowings under the new senior secured revolving credit facilities). The guarantees are, with respect to the assets of the guarantors of the Notes, structurally senior to all of the Issuer’s existing indebtedness, future indebtedness or other liabilities that are not guaranteed by such guarantors, including the Issuer’s obligations under the Existing Notes.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and some of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make investments in unrestricted subsidiaries; (iv) create liens; (v) enter into certain sale/leaseback transactions; (vi) merge or consolidate, or sell, transfer or otherwise dispose of substantially all of their assets; and (vii) designate subsidiaries as unrestricted.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual text of the Indenture, a copy of which is filed herewith as Exhibit 4.1.

Use of Proceeds

The net proceeds from the offering were or will be used to (i) repay all of the Issuer’s 1.700% Senior Notes due 2018 upon or before maturity, (ii) repay all outstanding borrowings related to the Issuer’s commercial paper program, (iii) satisfy all outstanding obligations under and terminate the commitments under the Issuer’s existing revolving credit facility with aggregate commitments of $1,600,000,000 and (iv) pay related transaction fees and expenses.

New Senior Secured Revolving Credit Facilities

On December 20, 2017, the Company entered into a syndicated facility agreement (the “Credit Agreement”) among the Company, as a borrower thereunder (in such capacity, the “Borrower”), certain of the Company’s domestic subsidiaries, as additional borrowers thereunder (together with the Borrower, the “U.S. Borrowers”), certain additional domestic and foreign subsidiaries of the Company, as guarantors thereunder, Bank of America, N.A., as global administrative agent, collateral agent and Australian security trustee, and the other lenders and financial institutions party thereto, providing for $1,600,000,000 in aggregate principal amount of senior secured revolving credit facilities (the “new senior secured revolving credit facilities”), consisting of an asset based lending facility with aggregate commitments of $1,306,000,000 and a revolving credit facility with $294,000,000 in aggregate commitments secured by certain fixed assets and intellectual property of the U.S. Borrowers and certain equity interests in various subsidiaries of the Company (the “Fixed Asset & IP Facility”). The new senior secured revolving credit facilities will mature on December 20, 2020.

A portion of the new senior secured revolving credit facilities (the “U.S. Subfacility”) is currently available to the U.S. Borrowers. A portion of the new senior secured revolving credit facilities (the “Canadian Subfacility”) is also currently available to Mattel Canada Inc. (the “Canadian Borrower”). Upon the satisfaction of various deliverables and other conditions, portions of the new senior secured revolving credit facilities will also become available to other subsidiaries of the Company, including (i) a portion (the “French Subfacility”) to Mattel France (the “French Borrower”), (ii) a portion (the “Spanish Subfacility”) to Mattel España, S.A. (the “Spanish Borrower”), (iii) a portion (the “European (GNU) Subfacility”) to Mattel Europa B.V., Mattel U.K. Limited, HIT Entertainment Limited, Gullane (Thomas) Limited, and Mattel GMBH (collectively, the “European (GNU) Borrowers”) and (iv) a portion (the “Australian Subfacility”) to Mattel Pty Ltd. (the “Australian Borrower”).

Interest and Fees

Borrowings under the new senior secured revolving credit facilities will (i) be limited by jurisdiction-specific borrowing base calculations based on the sum of specified percentages of eligible accounts receivable, eligible inventory and certain fixed assets and intellectual property, as applicable, minus the amount of any applicable reserves, and (ii) bear interest at a floating rate, which can be either, at the Borrower’s option, (a) an adjusted LIBOR rate plus an applicable margin ranging from 1.25% to 3.00% per annum or (b) an alternate base rate plus an applicable margin ranging from 0.25% to 2.00% per annum, in each case, such applicable margins to be determined based on the Borrower’s average borrowing availability remaining under the new senior secured revolving credit facilities.

In addition to paying interest on the outstanding principal under the new senior secured revolving credit facilities, the Borrower will be required to pay (i) an unused line fee per annum of the average daily unused portion of the new senior secured revolving credit facilities; (ii) a letter of credit fronting fee based on a percentage of the aggregate face amount of outstanding letters of credit; and (iii) certain other customary fees and expenses of the lenders and agents.

Prepayments

The Borrower will be required to make prepayments under the new senior secured revolving credit facilities at any time when, and to the extent that, the aggregate amount of the outstanding loans, unreimbursed letter of credit drawings and outstanding letters of credit under the new senior secured revolving credit facilities exceed the applicable borrowing base.

The Borrower may voluntarily repay certain types of outstanding loans under the new senior secured revolving credit facilities at any time, without prepayment premium or penalty.

Guarantors and Collateral

The U.S. Borrowers, as well as certain U.S. subsidiaries of the Borrower (the “U.S. Guarantors”), are initially guaranteeing the obligations of all Borrowers under the new senior secured revolving credit facilities. Additionally, the obligations of the Canadian Borrower, the French Borrower, the Spanish Borrower, the European (GNU) Borrowers and the Australian Borrower (collectively, the “Foreign Borrowers”), will respectively each be guaranteed by the obligations of the other Foreign Borrowers, as well as certain additional foreign subsidiaries (“Foreign Guarantors”).

The U.S. Subfacility is secured by liens on substantially all of the U.S. Borrowers’ and the U.S. Guarantors’ accounts receivable and inventory (the “U.S. Current Assets Collateral”). The Canadian Subfacility is, and the French Subfacility, the Spanish Subfacility, the European (GNU) Subfacility and the Australian Subfacility will be, each secured by a first priority lien on (i) the accounts receivable and inventory of the applicable Foreign Borrower(s) and Foreign Guarantors under such facility, and (ii) the U.S. Current Assets Collateral. The Fixed Asset & IP Facility is secured by a first priority lien on certain owned real property in the U.S., certain trademarks and patents and 100% of the equity interests in the U.S. Borrowers (aside from the Company) and U.S. Guarantors, as well as 65% of the voting stock in the Foreign Borrowers and Foreign Guarantors that are directly owned by a U.S. Borrower or U.S. Guarantor.

Restrictive Covenants and Other Matters

The Credit Agreement contains customary covenants, including, but not limited to, restrictions on the Borrower’s and its subsidiaries’ ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets outside of the ordinary course, optionally prepay or modify terms of any junior indebtedness, enter into transactions with affiliates or change their line of business.

The Credit Agreement requires the maintenance of a fixed charge coverage ratio of 1.00 to 1.00 at the end of each fiscal quarter when excess availability under the new senior secured revolving credit facilities is less than the greater of (x) $100,000,000 and (y) 10% of the aggregate amount available thereunder (the “Availability Threshold”) and on the last day of each subsequent fiscal quarter ending thereafter until no event of default exists and excess availability is greater than the Availability Threshold for at least 30 consecutive days.

The lenders party to the Credit Agreement and their respective affiliates have various banking arrangements with the Company in the ordinary course of business, for which they receive customary fees and expenses.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the actual text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

On December 20, 2017, in connection with the issuance of the Notes and entry into the Credit Agreement, the Company terminated the commitments and satisfied all outstanding obligations under that certain Credit Agreement, dated as of June 8, 2015 (as amended to date), by and among the Company, as borrower thereunder, Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners, Wells Fargo Bank, N.A., and Citibank, N.A., as Co-Syndication Agents, Mizuho Bank, Ltd., MUFG Union Bank, N.A., and Royal Bank of Canada, as Co-Documentation Agents, and the other financial institutions party thereto.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of December 20, 2017, by and among the Issuer, the guarantors named therein, and MUFG Union Bank, N.A., National Association, as Trustee.

4.2	Form of 6.750% Senior Note due 2025 (included in Exhibit 4.1)

10.1	Syndicated Facility Agreement, dated as of December 20, 2017, by and among the Borrower, as U.S. Revolving Borrower, the other borrowers party thereto, the guarantors party thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent and Australian Security Trustee, and Citibank, N.A. and Wells Fargo Bank, N.A., as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents, HSBC Bank USA, National Association, Mizuho Bank, Ltd., MUFG Union Bank, N.A. and Royal Bank of Canada, as Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents, and the other financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattel, Inc.
Registrant

Date: December 21, 2017	By:	/s/ Robert Normile
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary